As filed with the U.S. Securities and Exchange Commission on May 11, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

KINSALE CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	6331	98-0664337
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

2221 Edward Holland Drive, Suite 600
Richmond, VA 23230
(804) 289-1300
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael P. Kehoe
President and Chief Executive Officer
Kinsale Capital Group, Inc.
 2221 Edward Holland Drive, Suite 600
Richmond, VA 23230
Telephone: (804) 289-1300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory A. Fernicola, Esq. Dwight S. Yoo, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000 (212) 735-2000 (facsimile)	Richard D. Truesdell, Jr., Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000 (212) 701-5800 (facsimile)

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-214625

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common stock, par value $0.01 per share	759,629	$33.00	$25,067,757	$2,905.35

(1)	Represents only the additional number of shares of common stock being registered and includes an additional 99,083 shares of common stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on a Registration Statement on Form S-1 (File No. 333-217754).
(2)	Calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement on Form S-1 is being filed by Kinsale Capital Group, Inc., a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Company’s Registration Statement on Form S-1, as amended (File No. 333-217754), which was declared effective by the Securities and Exchange Commission on May 11, 2017, and all exhibits thereto, are incorporated by reference into this registration statement in their entirety and are deemed to be a part of this registration statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Henrico, Commonwealth of Virginia, on May 11, 2017.

KINSALE CAPITAL GROUP, INC.

By:	/s/ Michael P. Kehoe
Michael P. Kehoe President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael P. Kehoe	President, Chief Executive Officer and Director (Principal Executive Officer)	May 11, 2017
Michael P. Kehoe

/s/ Bryan P. Petrucelli	Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	May 11, 2017
Bryan P. Petrucelli

*	Director	May 11, 2017
Steven J. Bensinger

*	Director	May 11, 2017
Joel G. Killion

*	Director	May 11, 2017
Robert Lippincott III

*	Director	May 11, 2017
James J. Ritchie

*	Director	May 11, 2017
Frederick L. Russell, Jr.

*	Director	May 11, 2017
Edward D. Yun
By:	/s/ Michael P. Kehoe
Michael P. Kehoe
Attorney-in-Fact

Exhibit index

Exhibit Number	Description
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24.1*	Power of Attorney

* Previously filed on the signature page to the registrant’s Registration Statement on Form S-1 (File No. 333-217754), which was originally filed with the Securities and Exchange Commission on May 11, 2017.